EX-99.(h)(6)

AMENDMENT

TO

FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

This Amendment (“Amendment”) is made as of the 20th day of October, 2015, by and between each, of Goldman Sachs Trust, Goldman Sachs Variable Insurance Trust (each, the “Trust”), Goldman Sachs ETF Trust (“GSETF”), separately and not jointly, and THE BANK OF NEW YORK MELLON (“BNY Mellon”). GSETF and each Trust are referred to collectively herein as the “Trusts”.

BACKGROUND:

A.	BNY Mellon and the Trusts are parties to a Fund Administration and Accounting Agreement dated as of April 5, 2011, as amended to date (the “Agreement”), relating to BNY Mellon’s provision of services to the Trusts and each series listed on Exhibit A to the Agreement, as such Exhibit A may be amended from time to time (each a “Fund”).

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

2.	Miscellaneous.

(a)	Capitalized terms not defined in this Amendment shall remain in full force and effect. In the event of a conflict between the terms hereof and the Agreement, as to services described in this Amendment, this Amendment shall control.

(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(c)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(d)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(e)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

GOLDMAN SACHS TRUST On behalf of each of its Funds identified on Exhibit A attached hereto

By:	/s/ Scott M. McHugh
Name:	Scott M. McHugh
Title:	Principal Financial Officer, Treasurer, Senior Vice President

GOLDMAN SACHS VARIABLE INSURANCE TRUST On behalf of each of its Funds identified on Exhibit A attached hereto

By:	/s/ Scott M. McHugh
Name:	Scott M. McHugh
Title:	Principal Financial Officer, Treasurer, Senior Vice President

GOLDMAN SACHS ETF TRUST On behalf of each of its Funds identified on Exhibit A attached hereto

By:	/s/ Scott M. McHugh
Name:	Scott M. McHugh
Title:	Principal Financial Officer, Treasurer, Senior Vice President

THE BANK OF NEW YORK MELLON

By:	/s/ Daron Pearce
Name:	Daron Pearce
Title:	Managing Director

EXHIBIT A

(Amended and Restated as of October 20, 2015)

Goldman Sachs Financial Square Tax-Exempt New York Fund

Goldman Sachs Financial Square Treasury Obligations Fund

Goldman Sachs Financial Square Prime Obligations Fund

Goldman Sachs Financial Square Government Fund

Goldman Sachs Financial Square Money Market Fund

Goldman Sachs Financial Square Tax-Free Money Market Fund

Goldman Sachs Financial Square Federal Instruments Fund (effective 10/30/2015)

Goldman Sachs Financial Square Treasury Instruments Fund

Goldman Sachs Financial Square Treasury Solutions Fund (formerly, Goldman Sachs Financial Square Federal Fund)

Goldman Sachs Financial Square Tax-Exempt California Fund

Goldman Sachs Variable Insurance Trust – Goldman Sachs Money Market Fund

Goldman Sachs ActiveBeta® Emerging Markets Equity ETF

Goldman Sachs ActiveBeta® Europe Equity ETF

Goldman Sachs ActiveBeta® International Equity ETF

Goldman Sachs ActiveBeta® Japan Equity ETF

Goldman Sachs ActiveBeta® U.S. Large Cap Equity ETF

Goldman Sachs ActiveBeta® U.S. Small Cap Equity ETF

Goldman Sachs Equity Long Short Hedge Tracker ETF

Goldman Sachs Event Driven Hedge Tracker ETF

Goldman Sachs Macro Hedge Tracker ETF

Goldman Sachs Multi-Strategy Hedge Tracker ETF

Goldman Sachs Relative Value Hedge Tracker ETF